UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Hampton Roads Bankshares, Inc. (the “Company”) announced today that it has finalized an agreement with the United States Department of the Treasury (“Treasury”) pursuant to which Treasury will exchange the cumulative preferred stock it purchased from the Company in 2008 under Treasury’s Capital Purchase Program into mandatorily convertible preferred stock.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Ex. 99.1	Press Release, dated August 12, 2010.

Additional Information

The capital raise discussed in the attached press release includes the sale of securities in private transactions that will not be registered under the Securities Act of 1933.  The press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transactions contemplated herein and in the attached press release (the “Proxy Statement”).  The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies.  The Proxy Statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors.  Security holders are urged to read the Proxy Statement carefully when it becomes available.

The tender offers mentioned in the attached press release have not yet commenced.  The description of the Series A and B Exchange Offers is contained herein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The Company will file a Schedule TO with the SEC upon the commencement of such exchange offers.  Eligible holders of Series A and B preferred stock should read the Schedule TO and other related materials when those materials become available, because they will contain important information about the Series A and B Exchange Offers.

The written materials described above, including the Proxy Statement and the interests of participants in the proxy solicitation pursuant to the Proxy Statement to be filed and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to:  John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Caution about Forward-Looking Statements

Certain information contained in the attached discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, including the closing of the transactions described in the press release.  Such statements also relate to the potential success of the Company’s future plans to strengthen its balance sheets and providing a solid foundation for the future.  There can be no assurance that the Company will be able to achieve its goals, close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by the forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in or implied by the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans.  Additional factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions; and (8) changes in accounting standards and interpretations.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: August 12, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 99.1	Press Release, dated August 12, 2010.